Exhibit 99.1

Nuvve Provides Fourth Quarter 2021 and Full Year Financial Update
Investor Conference Call to be Held Today at 5:00 PM Eastern Time (2:00 PM PT)

SAN DIEGO, CA - March 31, 2022 — Nuvve Holding Corp. (Nuvve) (Nasdaq: NVVE), a global cleantech company electrifying the planet at the intersection of energy and transportation through its intelligent energy platform, today announced a fourth quarter and full-year 2021 update.
 Fourth Quarter Highlights and Recent Developments

•Deployed first vehicle-to-grid (V2G) charging solution with a school bus in Colorado in partnership with Blue Bird
•Won inaugural Next Big Things in Tech Award from Fast Company
•Entered into a strategic engagement with Swell Energy to offer solar and stationary battery storage combined with Nuvve’s intelligent electric vehicle charging solution for residential and commercial customers
•Announced plans to form a joint venture with 2021.AI to integrate artificial intelligence with Nuvve's V2G platform
•Levo announced a 10-year contract awarded by the school district in Troy, Illinois to support its effort to fully electrify its fleet
•Cash and cash equivalents of $32.4 million, as of December 31, 2021

Management Discussion

Gregory Poilasne, chairman and chief executive officer of Nuvve, said, "V2G technology is increasingly gaining recognition across the myriad of stakeholders that stand to benefit from its adoption. Nuvve’s dedicated focus to date on pioneering and evolving its proprietary V2G solution has resulted in our offering a holistic solution to intelligently integrate EVs into the grid that we believe is unmatched by others. As a result, we are seeing increased interest in our products and services, and in the fourth quarter of 2021, we saw momentum continuing to build. This is evidenced by key partnership announcements, such as our plans to create a first-of-its-kind V2G hub with Blue Bird, a 20% growth in megawatts under management from the third quarter, and a significant increase in orders for our chargers. Looking ahead, we are thrilled to be off to a strong start in 2022 as we continue to find ways to broaden and differentiate our unique offering through additional new partnerships and with our joint venture, Levo. We see a robust pipeline of potential project wins, which we expect will translate to healthy growth in megawatts under management and backlog over time.”

2021 Fourth Quarter Financial Review
Total revenue was $1.2 million for the three months ended December 31, 2021, compared to $1.5 million for the three months ended December 31, 2020, a decrease of $0.2 million, or 14.6%. The decrease is attributed to $0.3 million decrease in grants revenue.
Cost of product and service revenues primarily consisted of the cost of charging station goods sold. Cost of product and service revenues for the three months ended December 31, 2021, increased by $0.7 million, primarily due to the sales of charging stations in the United States, with no similar activity in the comparable period. Product and services margin decreased by 53.5% to 2.8% from 56.3% compared to the same prior year period mostly due to a higher mix of hardware charging stations sales and a lower mix of engineering services in the current quarter.
Selling, general and administrative expenses consist of selling, marketing, advertising, payroll, administrative, finance, and professional expenses. Selling, general and administrative expenses were $6.5 million for the three months ended December 31, 2021, as compared to $2.4 million for the three months ended December 31, 2020, an increase of $4.1 million, or 172.3%. The increase was primarily attributable to an increase in compensation expenses, including share-based compensation and non-recurring severance costs related to departures of former employees, and $0.5 million of professional fees related to internal operational reviews, and governance costs associated with the completion of the Business Combination and the Company becoming a recapitalized publicly traded company in March 2021, $0.3 million representing expenses resulting from the consolidation of Levo's Mobility LLC’s (Levo) activities beginning in the third quarter 2021. Levo is Nuvve’s recently formed joint venture with Stonepeak Partners LP (Stonepeak), and Evolve Transition Infrastructure LP (Evolve) enabling customers to lease V2G electric school buses, related charging infrastructure, and energy management for an attractive flat monthly fee with no upfront costs.
Research and development expenses increased by $1.0 million, or 113.9%, from $0.9 million for the three months ended December 31, 2020 to $1.9 million for the three months ended December 31, 2021. The increase was primarily attributable to an increase in compensation expenses and subcontractor expenses used to advance Nuvve's platform functionality and integration with more vehicles.
Other income (expense) increased by $33.5 thousand of expense, from $0.24 million of other expense for the three months ended December 31, 2020, to $0.3 million in other expense for the three months ended December 31, 2021. The increase during the three months ended December 31, 2021, was primarily attributable to the change in fair value of the private warrants liability.
Net loss includes the net loss attributable to Stonepeak and Evolve, the holders of non-controlling interests in Levo, on our condensed consolidated statements of operations. We began consolidating the results of operations of Levo during the quarter ended December 31, 2021.
Net loss increased by $6.1 million, or 238.9%, from $2.6 million for the three months ended December 31, 2020, to $8.6 million for the three months ended December 31, 2021. The increase in net loss was primarily due to increase in expenses of $5.8 million and increase in other expense of $33.5 thousand for the aforementioned reasons.
Net Loss Attributable to Non-Controlling Interest
Net loss attributable to non-controlling interest was $0.1 million for the three months ended December 31, 2021.
Net loss is allocated to non-controlling interests in proportion to the relative ownership interests of the holders of non-controlling interests in Levo, an entity formed by us with Stonepeak and Evolve. We own 51% of Levo's common units and Stonepeak and Evolve own 49% of Levo's common units. We have determined that Levo is a variable interest entity in which we are the primary beneficiary. Accordingly, we consolidated Levo and recorded a non-controlling interest for the share of the entity owned by Stonepeak and Evolve during the three months ended December 31, 2021.
During the three months ended March 31, 2021, Nuvve raised net proceeds of $62.0 million from the business combination and PIPE (Private Investment in Public Equity) offering. As of December 31, 2021, Nuvve had a cash balance of $32.4 million.

Conference Call Details
Nuvve will hold a conference call to review its financial results for the fourth quarter of 2021, along with other company developments at 5:00 PM Eastern Time (2:00 PM PT) today, Thursday, March 31, 2022.

To participate in the call, please register for and listen via a live webcast, which is available in the ‘Events' section of Nuvve’s investor relations website at https://investors.nuvve.com/. In addition, a replay of the call will be made available for future access.
About Nuvve Holding Corp.
Nuvve Holding Corp. (Nasdaq: NVVE) is leading the electrification of the planet, beginning with transportation, through its intelligent energy platform. Combining the world’s most advanced vehicle-to-grid (V2G) technology and an ecosystem of electrification partners, Nuvve dynamically manages power among electric vehicle (EV) batteries and the grid to deliver new value to EV owners, accelerate the adoption of EVs, and support the world’s transition to clean energy. By transforming EVs into mobile energy storage assets and networking battery capacity to support shifting energy needs, Nuvve is making the grid more resilient, enhancing sustainable transportation, and supporting energy equity in an electrified world. Since its founding in 2010, Nuvve has successfully deployed V2G on five continents and offers turnkey electrification solutions for fleets of all types. Nuvve is headquartered in San Diego, California, and can be found online at nuvve.com.

Nuvve and associated logos are among the trademarks of Nuvve and/or its affiliates in the United States, certain other countries and/or the EU. Any other trademarks or trade names mentioned are the property of their respective owners.

Forward Looking Statements

The information in this press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding Nuvve and Nuvve's strategy, future operations, estimated and projected financial performance, prospects, plans and objectives are forward-looking statements. When used in this press release, the words "could," "should," "will," "may," "believe," "anticipate," "intend," "estimate," "expect," "project," the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management's current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Nuvve disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Nuvve cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Nuvve. In addition, Nuvve cautions you that the forward-looking statements contained in this press release are subject to the following factors: (i) risks related to the rollout of Nuvve's business and the timing of expected business milestones; (ii) Nuvve's dependence on widespread acceptance and adoption of electric vehicles and increased installation of charging stations; (iii) Nuvve's ability to maintain effective internal controls over financial reporting, including the remediation of identified material weaknesses in internal control over financial reporting relating to segregation of duties with respect to, and access controls to, its financial record keeping system, and Nuvve's accounting staffing levels; (iv) Nuvve's current dependence on sales of charging stations for most of its revenues; (v) any impact of the analysis of the accounting and reporting of warrants related to the extension of filing the Form 10-Q for the first quarter; (vi) overall demand for electric vehicle charging and the potential for reduced demand if governmental rebates, tax credits and other financial incentives are reduced, modified or eliminated or governmental mandates to increase the use of electric vehicles or decrease the use of vehicles powered by fossil fuels, either directly or indirectly through mandated limits on carbon emissions, are reduced, modified or eliminated; (vii) potential adverse effects on Nuvve's backlog, revenue and gross margins if customers increasingly claim clean energy credits and, as a result, they are no longer available to be claimed by Nuvve; (viii) the effects of competition on Nuvve's future business; (ix) risks related to Nuvve's dependence on its intellectual property and the risk that Nuvve's technology could have undetected defects or errors; (x) the risk that we conduct a portion of our operations through a joint venture exposes us to risks and uncertainties, many of which are outside of our control; (xi) that our joint venture with Levo Mobility LLC may fail to generate the expected financial results, and the return may be insufficient to justify our investment of effort and/or funds; (xii) changes in applicable laws or regulations; (xiii) the COVID-19 pandemic and its effect directly on Nuvve and the economy generally; (xiv) risks related to disruption of management time from ongoing business operations due to our joint ventures; (xv) risks relating to privacy and data protection laws, privacy or data breaches, or the loss of data; (xvi) the possibility that Nuvve may be adversely affected by other economic, business, and/or competitive factors, including increased inflation and interest rates, and the Russian invasion of Ukraine; and (xvii) risks related to the benefits expected from the $1.2 trillion dollar infrastructure bill passed by the U.S. House of Representatives (H.R. 3684). Should one or more of the risks or uncertainties described in this press release materialize or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the Annual Report on Form 10-K filed by Nuvve with the Securities and Exchange Commission (SEC) on March 31, 2022, and in the other reports that Nuvve has, and will file from time to time with the SEC. Nuvve's SEC filings are available publicly on the SEC's website at www.sec.gov.

Use of Projections
This press release contains projected financial information with respect to Nuvve. Such projected financial information constitutes forward-looking information, and is for illustrative purposes only and should not be relied upon as necessarily being indicative of future results. The assumptions and estimates underlying such financial forecast information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties. See "Forward-Looking Statements" above. Actual results may differ materially from the results contemplated by the financial forecast information contained in this press release, and the inclusion of such information in this press release should not be regarded as a representation by any person that the results reflected in such forecasts will be achieved.
Trademarks
This press release contains trademarks, service marks, trade names and copyrights of Nuvve and other companies, which are the property of their respective owners.
Nuvve Investor Contact

ICR Inc.
nuvve@icrinc.com
+1 (646) 200-8872

FINANCIAL TABLES FOLLOW
 NUVVE HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31, 2021	December 31, 2020
Assets
Current assets
Cash	$32,360,520	$2,275,895
Restricted cash	380,000	—
Accounts receivable	1,886,708	999,897
Inventories	11,118,188	1,052,478
Security deposit, current	—	20,427
Prepaid expenses and other current assets	1,036,645	416,985
Total Current Assets	46,782,061	4,765,682
Property and equipment, net	356,194	95,231
Intangible assets, net	1,481,077	1,620,514
Investment	670,951	670,951
Right-of-use operating lease assets	3,483,042	—
Deferred financing costs	43,562,847	—
Financing receivables	138,161	—
Security deposit, long-term	3,057	3,057
Total Assets	$96,477,390	$7,155,435

Liabilities, Mezzanine Equity and Stockholders’ (Deficit) Equity
Current Liabilities
Accounts payable	$5,738,873	$2,960,249
Accrued expenses	2,874,018	586,396
Deferred revenue	719,771	196,446
Debt	—	4,294,054
Other liabilities	110,574	—
Total Current Liabilities	9,484,749	8,037,145

Operating lease liabilities - noncurrent	3,441,642	—
Warrants liability	866,000	—
Derivative liability - non-controlling redeemable preferred shares	511,948	—
Other long-term liabilities	18,860	—
Total Liabilities	14,323,199	8,037,145

Commitments and Contingencies
Mezzanine equity
Redeemable non-controlling interests, preferred shares, zero par value, 1,000,000 shares authorized, 3,138 shares issued and outstanding; aggregate liquidation preference of $3,200,760 at December 31, 2021	2,885,427	—
Stockholders’ (Deficit) Equity
Convertible preferred stock, $0.0001 par value, zero and 30,000,000 shares authorized; zero and 16,789,088 shares issued and outstanding; aggregate liquidation preference of $0 and $12,156,676 at December 31, 2021 and December 31, 2020, respectively	—	1,679
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; zero shares issued and outstanding at December 31, 2021 and December 31, 2020, respectively	—	—
Common stock, $0.0001 par value, 100,000,000 and 30,000,000 shares authorized; 18,861,130 and 9,122,996 shares issued and outstanding at December 31, 2021 and December 31, 2020, respectively	1,888	2,616
Additional paid-in capital	127,138,504	19,650,659
Accumulated other comprehensive income (loss)	113,446	(77,841)
Accumulated deficit	(47,412,470)	(20,458,823)
Nuvve Holding Corp. Stockholders’ Equity (Deficit)	79,841,368	(881,710)
Non-controlling interests	(572,604)	—
Total Stockholders’ Equity (Deficit)	79,268,764	(881,710)
Total Liabilities, Mezzanine equity and Stockholders’ Equity (Deficit)	$96,477,390	$7,155,435

  NUVVE HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
Revenue
Products and services	$1,156,880	$1,041,756	$2,920,627	$1,943,151
Grants	90,519	418,558	1,270,138	2,266,546
Total revenue	1,247,399	1,460,314	4,190,765	4,209,697
Operating expenses
Cost of product and service revenue	1,124,729	455,739	2,002,197	521,068
Selling, general, and administrative	6,544,104	2,403,145	22,896,125	5,487,037
Research and development	1,949,442	911,194	6,524,245	2,888,975
Total operating expenses	9,618,275	3,770,078	31,422,567	8,897,080

Operating loss	(8,370,876)	(2,309,764)	(27,231,802)	(4,687,383)
Other income (expense)
Interest expense	7,188	(257,827)	(585,157)	(313,614)
Change in fair value of conversion option on convertible notes	—	(56,497)	—	(37,497)
Change in fair value of warrants liability	(240,000)	—	387,228	—
Change in fair value of derivative liability	(2,163)	—	(14,342)	—
Other, net	(39,731)	73,114	282,183	154,360
Total other income (expense), net	(274,706)	(241,210)	69,912	(196,751)
Loss before taxes	(8,645,582)	(2,550,974)	(27,161,890)	(4,884,134)
Income tax expense	—	—	1,000	1,000
Net loss	$(8,645,582)	$(2,550,974)	$(27,162,890)	$(4,885,134)
Less: Net loss attributable to non-controlling interests	(78,406)	—	(209,243)	—
Net loss attributable to Nuvve Holding Corp.	$(8,567,176)	$(2,550,974)	$(26,953,647)	$(4,885,134)
Less: Preferred dividends on redeemable non-controlling interests	62,760	—	101,856	—
Less: Accretion on redeemable non-controlling interests preferred shares	161,466	—	261,505	—
Net loss attributable to Nuvve Holding Corp. common stockholders	$(8,791,402)	$(2,550,974)	$(27,317,008)	$(4,885,134)

Net loss per share attributable to Nuvve Holding Corp. common stockholders, basic and diluted	$(0.47)	$(0.29)	$(1.64)	$(0.55)

Weighted-average shares used in computing net loss per share attributable to Nuvve Holding Corp. common stockholders, basic and diluted	18,800,005	8,946,777	16,654,495	8,821,226

  NUVVE HOLDING CORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
Net loss	$(8,645,582)	$(2,550,974)	$(27,162,890)	$(4,885,134)
Other comprehensive (loss) income, net of taxes
Foreign currency translation adjustments, net of taxes	43,494	(90,348)	191,287	(185,461)
Total Comprehensive loss	$(8,602,088)	$(2,641,322)	$(26,971,603)	$(5,070,595)
Less: Comprehensive loss attributable to non-controlling interests, net taxes	(78,406)	—	(209,243)	—
Comprehensive loss attributable to Nuvve Holding Corp.	$(8,523,682)	$(2,641,322)	$(26,762,360)	$(5,070,595)
Less: Preferred dividends on redeemable non-controlling interests	(62,760)	—	(101,856)	—
Less: Accretion on redeemable non-controlling interests preferred shares	(161,466)	—	(261,505)	—
Comprehensive loss attributable to Nuvve Holding Corp. common stockholders	$(8,299,456)	$(2,641,322)	$(26,398,999)	$(5,070,595)

  NUVVE HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Years Ended December 31,
	2021	2020
Operating activities
Net loss	$(27,162,890)	$(4,885,134)
Adjustments to reconcile to net loss to net cash used in operating activities
Depreciation and amortization	167,558	164,986
Share-based compensation	4,219,989	599,535
Beneficial conversion feature on convertible debenture	427,796	37,497
Convertible note issued for services	—	28,000
Accretion of discount on convertible notes	—	94,500
Accretion of discount on convertible debenture	116,147	65,519
Change in fair value of warrants liability	(387,228)	—
Loss on disposal of asset	1,326	—
Gain on extinguishment of PPP Loan	(492,100)	—
Interest expense related to notes converted at discount	—	97,144
Noncash lease expense	3,636	—
Change in operating assets and liabilities
Accounts receivable	(887,697)	(187,090)
Inventory	(10,065,710)	(835,691)
Prepaid expenses and other assets	(693,756)	(71,423)
Accounts payable	2,780,890	1,458,267
Accrued expenses	2,138,574	247,192
Deferred revenue	626,265	107,755
Net cash used in operating activities	(29,207,200)	(3,078,943)
Investing activities
Proceeds from sale of property and equipment	7,649	—
Purchase of property and equipment	(273,124)	(22,504)
Net cash used in investing activities	(265,475)	(22,504)
Financing activities
Proceeds from issuance of convertible debenture	—	4,000,000
Proceeds from issuance of convertible notes	—	988,500
Proceeds from Newborn Escrow Account	58,184,461	—
Redemption of Newborn shares	(18,629)	—
Issuance costs related to reverse recapitalization and PIPE offering	(3,970,657)	—
Proceeds from PIPE offering	14,250,000	—
Repayment of Newborn sponsor loans	(487,500)	—
Repurchase of common stock from EDF	(6,000,000)	—
Newborn cash acquired	50,206	—
Purchase of stock from investor	(2,000,000)	—
Payment of financing costs	(1,000,000)	(263,565)
Payment of finance lease obligations	(5,839)	—
Proceeds from PPP/EIDL Loan	—	652,000
Repayment of EIDL Loan	—	(159,900)
Proceeds from exercise of stock options	576,528	22,862
Issuance Costs Related to Preferred Stock	(2,939,766)	—
Issuance of Redeemable Preferred Stock	3,138,000	—
Payment of Preferred Stock dividends	(39,096)	—
Proceeds from shareholder loan	—	75,000
Repayment proceeds from shareholder loan	—	(75,000)
Net cash provided by financing activities	59,737,708	5,239,897
Effect of exchange rate on cash	199,592	(189,258)
Net increase in cash and restricted cash	30,464,625	1,949,192
Cash and restricted cash at beginning of year	2,275,895	326,703
Cash and restricted cash at end of year	$32,740,520	$2,275,895

Supplemental Disclosure of cash information:
Cash paid for interest	$—	$—
Cash paid for income taxes	$800	$800

NUVVE HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(Unaudited)
	Years Ended December 31,
	2021	2020
Supplemental Disclosure of Noncash Financing Activity
Convertible notes issued in exchange for deferred salary liability to an officer	$—	$471,129
Issuance of convertible notes for services	$—	$28,000
Conversion option issued	$—	$94,500
Conversion of preferred stock to common stock	$1,679	$—
Conversion of debenture and accrued interest to common shares	$3,999,435	$1,799,367
Conversion of shares due to reverse recapitalization	$3,383	$—
Beneficial conversion feature	$—	$97,144
Issuance of common stock for merger success fee	$2,085,299	$—
Non-cash merger transaction costs	$2,085,299	$—
Accrued transaction costs related to reverse recapitalization	$189,434	$—
Issuance of private warrants	$1,253,228	$—
Forgiveness of PPP Loan	$492,100	$—
Issuance of Stonepeak and Evolve warrants	$30,234,000	$—
Issuance of Stonepeak and Evolve options	$12,584,000	$—